Exhibit 99.1

[PricewaterhouseCoopers Stationery]

July 3, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Consolidated Water Company Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated June 27, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers

Attachment:

Item 4. Changes in Registrant’s Certifying Accountant.

     Consolidated Water Co. Ltd. (the “Company”) dismissed its independent accountants, PricewaterhouseCoopers, on June 27, 2002. During the past two fiscal years, PricewaterhouseCoopers’ report on the Company’s financial statements for each of the two fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss PricewaterhouseCoopers was recommended and approved by the audit committee of the board of directors of the Company.

     During each of the Company’s fiscal years ended December 31, 2000 and 2001 and the interim period through June 27, 2002, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for such years. The Company has authorized PricewaterhouseCoopers to respond fully to the inquiries, if any, of its future independent accountants with regard to any accounting or financial matters relating to the Company.